Exhibit 21.1

Subsidiaries of Equinix, Inc.

Name	Jurisdiction
Equinix LLC	Delaware, U.S.
Equinix (US) Enterprises, Inc.	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
CHI 3, LLC	Delaware, U.S.
NY3, LLC	Delaware, U.S.
SV1, LLC	Delaware, U.S.
LA4, LLC	Delaware, U.S.
NY2 Hartz Way LLC	Delaware, U.S.
Equinix Pacific, Inc.	Delaware, U.S.
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix Asia Pacific Pte Ltd	Singapore
Equinix Singapore Holdings Pte Ltd	Singapore
Equinix Singapore Pte Ltd	Singapore
Equinix Japan KK (in Kanji)	Japan
Equinix Australia Pty Ltd	Australia
Equinix Hong Kong Ltd	Hong Kong
Equinix Information Technologies Hong Kong Limited	Hong Kong
Equinix Information Technology (Shanghai) Co Ltd.	People’s Republic of China
Equinix YP Information Technology (Shanghai) Co Ltd.	People’s Republic of China
Equinix Europe Ltd	United Kingdom
Equinix Group Ltd	United Kingdom
Equinix (UK) Ltd	United Kingdom
Equinix (Services) Ltd	United Kingdom
Equinix Corporation Ltd	United Kingdom
Equinix Investments Ltd	United Kingdom
Equinix (London) Ltd	United Kingdom
Equinix (UK) Enterprises Ltd	United Kingdom
Equinix (Real Estate) GmbH	Germany
Equinix (Germany) GmbH	Germany
Upminster GmbH	Germany
Equinix (Germany) Enterprises GmbH	Germany
Equinix (France) SAS	France
Equinix (France) Enterprises SAS	France
Interconnect Exchange Europe SL	Spain
Equinix (Switzerland) GmbH	Switzerland
Equinix (Switzerland) Enterprises GmbH	Switzerland
Equinix (Netherlands) Holdings BV	The Netherlands
EQIX (Global Holdings) C.V.	The Netherlands

Equinix (EMEA) B.V.	The Netherlands
Equinix (Netherlands) BV	The Netherlands
Virtu Secure Web Services BV	The Netherlands
Equinix (Real Estate) B.V.	The Netherlands
Equinix (Netherlands) Enterprises BV	The Netherlands
Equinix (Luxembourg) Holdings S.à r.l.	Luxembourg
Equinix (Luxembourg) Investments S.à r.l.	Luxembourg
Equinix (Luxembourg) Investments S.à r.l. Hong Kong Branch	Hong Kong
Equinix Middle East FZ LLC	United Arab Emirates
Equinix Italia S.r.L	Italy
ancotel UK Ltd	United Kingdom
ancotel HK Ltd	Hong Kong
ALOG Soluções do Tecnologia em Infomática S.A.	Brazil
ALOG-03 Soluções do Tecnologia em Infomática Ltda.	Brazil
Switch & Data LLC	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Equinix Operating Co LLC	Delaware, U.S.
Equinix Canada Ltd.	Canada
Equinix (Canada) Enterprises Ltd.	Canada
Switch and Data CA Nine LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch & Data/NY Facilities Company, LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.